Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 56 to Registration Statement No. 33-39242 on Form N-1A of our reports dated January 17, 2013, relating to the financial statements and financial highlights of Emerging Markets Fund, Global Growth Fund, International Discovery Fund, International Growth Fund, International Opportunities Fund, International Value Fund, NT Emerging Markets Fund, and NT International Growth Fund , each a series of American Century World Mutual Funds, Inc., appearing in the Annual Report on Form N-CSR of American Century World Mutual Funds, Inc. for the year ended November 30, 2012, and to the references to us under the headings “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche, LLP

Kansas City, Missouri
March 26, 2013